Exhibit 99.1

NEWS RELEASE
LINN ENERGY TO ACQUIRE PROPERTIES IN THE PERMIAN BASIN FOR $305 MILLION, SIGNIFICANTLY
INCREASING ITS PERMIAN BASIN POSITION
Houston, March 29, 2009 — LINN Energy, LLC (NASDAQ: LINE) announced today that it signed a definitive purchase agreement to acquire oil and natural gas properties located in the Permian Basin for a contract price of $305 million, subject to closing conditions. The Company anticipates that the acquisition will close on or before May 27, 2010, and will be financed with proceeds from borrowings under its revolving credit facility.
“This bolt-on acquisition is expected to double LINN’s oil production and reserves in the Permian Basin and significantly increases our presence in this area. With approximately 120 proved low-risk infill drilling and optimization opportunities, this acquisition also offers the potential for significant growth of oil production,” said Mark E. Ellis, President and Chief Executive Officer of LINN Energy. “Additionally, this transaction will be immediately accretive to cash flow per unit upon closing.”
Significant characteristics of the assets are:
•	At mid-year 2010, net production is expected to be approximately 2,800 barrels of oil equivalent per day (more than 75 percent oil);

•	Proved reserves of approximately 18 million barrels of oil equivalent (approximately 71 percent oil);

•	Reserve life of approximately 17 years;

•	Approximately 120 proved low-risk infill drilling and optimization opportunities; and

•	A sizable entry into the prolific Wolfberry oil play.
ABOUT LINN ENERGY
LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life oil and natural gas assets. LINN Energy is an independent oil and natural gas development company, with approximately 1.7 Tcfe of proved reserves in producing U.S. basins as of year-end 2009. More information about LINN Energy is available at www.linnenergy.com.

CONTACTS:	Investors:
LINN Energy, LLC
Clay Jeansonne, Vice President — Investor Relations
281-840-4193

Media:
LINN Energy, LLC
Paula Beasley, Manager, Public Affairs & Communications
281-840-4183

This press release includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.